CONSENT OF INDEPENDENT AUDITORS


     We hereby consent to the use of our report dated July 9, 1999, on the financial statements of The Heritage West Dividend Capture Income Fund series of Advisors Series Trust referred to therein, in this Post-Effective Amendment to the Registration Statement on Form N-1A, File No. 333-17391 of Advisors Series Trust as filed with the Securities and Exchange Commission.

     We also consent to the reference to our Firm in the Prospectuses under the caption "Financial Highlights" and in the Statements of Additional Information under the caption "General Information."


                                           McGladrey & Pullen, LLP



New York, New York
September 1, 1999